FORM 8-K



                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported) 6/25/96


                          Affinity Entertainment, Inc.
                          ----------------------------
                     Formerly Affinity Teleproductions, Inc.
             (Exact Name of Registrant as specified in its Charter)




   Delaware                    0-12193                       22-2473403
   --------                    -------                       ----------
(State or other            (Commission File                (IRS Employer
Jurisdiction of                Number)                     Identification
Incorporation)                                                 Number)




15436 North Florida Avenue, Suite 103, Tampa, FL               33613
- - -------------------------------------------------            ---------
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's Telephone Number, including area code: 813-264-1778

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Item 2.           Acquisition of Disposition of Assets

Common Stock Transactions

         Pursuant to the Offshore Securities Subscription Agreement (the "Agreement") dated June 25, 1996, Affinity Entertainment, Inc. (the "Company") sold four million (4,000,000) shares of the common stock of the Company (the "Shares") at $10.00 per share (discounted at four percent (4.0%) upon completion of the offering), payable in United States Dollars for a total consideration of Forty Million Dollars ($40,000,000) subject to a discount of One Million Six Hundred Thousand Dollars ($1,600,000) if fully paid to Baron Banker Limited of Ontario Canada ("Baron"). The Shares are entitled to all rights to cash or property distributions, dividends, interest paid by coupon or otherwise, distribution of certificates, warrants, rights, stocks or cash representing subdivision, combination, reclassification, merger, buy-out, acquisition, redemption, exchange, or any such other corporate or government action pertaining to or involving the ownership rights of the Shares.

         The Two Million Dollars ($2,000,000) paid by Baron upon the closing of the transaction will be held in escrow pending Baron's ability to margin the Shares upon the expiration of the forty day restricted period required by the Securities Act of 1933, as amended, (the "1933 Act"), and Regulation promulgated thereunder. The remaining Thirty Eight Million Dollars ($38,000,000) has been paid in the form of a promissory note (the "Promissory Note"), not bearing interest. The principal balance of the Promissory Note shall be paid in one monthly installment in the amount of One Million Dollars ($1,000,000) on August 1, 1996, seventeen consecutive monthly installments in the amount of Two Million Dollars ($2,000,000) each, beginning on September 1, 1996, with a final payment due February 1, 1998 of Three Million ($3,000,000). Such final payment is subject to a One Million Six Hundred Thousand Dollar ($1,600,000) discount for complete satisfaction. Payment shall be due by wire transfer on the 1st day of each and every month.

         Under the terms of the Agreement, Baron agreed, until such time as the Promissory Note is paid in full, to appoint the management of the Company as its proxy to exercise any voting or consensual rights pertaining to or arising from the ownership of the Stock.

         For a period of ninety days after the Company receives the final payment on the Promissory Note, the Company or its designees shall, at the sole discretion of the Company, have the option to acquire the Shares from Baron in exchange for an amount equal Twelve Dollars per Share ($12.00), or fifty percent (50%)

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


of the average bid price offered for the ten (10) days prior to the exercise of the Option, whichever is greater.

         The Company plans to use the proceeds of the sale of the Shares to finance the production and marketing of television programs and feature films.


Item 7.           Financial Statements and Exhibits

         None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     July 2, 1996                         AFFINITY ENTERTAINMENT, INC.
          ------------



                                               By:   /s/ William J. Bosso
                                                     -------------------------
                                                     William J. Bosso
                                                     President


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